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                                                                      Exhibit 21

                        T/SF COMMUNICATIONS CORPORATION
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                                 SUBSIDIARIES

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

Entity                                               Percent Owned      Jurisdiction of Incorporation
------                                               -------------      -----------------------------
Tribune/Swab-Fox Companies, Inc.                      77.6%               Delaware - parent company
T/SF Communications Corporation                                           Delaware - parent company

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Subsidiaries of T/SF Communications Corporation
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
Atwood Convention Publishing, Inc.                    100% (1)            Missouri - convention publications
BMT Communications, Inc. (formerly BMT                100% (1)            Oklahoma - trade publications
 Publications, Inc.)
Convention News Source, Inc.                          100% (2)            Missouri - inactive
DacNet, Inc.                                          100% (3)            Oklahoma - inactive
Expo Magazine, Inc.                                   100% (4)            Kansas - trade publications
Galaxy Design & Printing, Inc.                        100% (5)*           Maryland - commercial printing
Galaxy Registration, Inc.                             100% (1)*           Maryland - convention registration
M-R Creative, Inc.                                    100% (6)**          New York - advertising design
T/SF New York, Inc.,  (formerly                       100% (1)**          New York - shopper-newspaper publications
 Marks-Roiland Communications, Inc.)
National Employment Screening Services, Inc.          100% (3)            Oklahoma - employment screening
New York Community Newspapers, Inc.                   100% (4)            New York - inactive
Shopper's Guide, Inc.                                 100% (4)***         New Jersey - shopper-newspaper publications
South Jersey Shopper, Inc.                            100% (7)            New Jersey - inactive
Transportation Communications Services, Inc.,         100% (3)            Oklahoma - information service
 (formerly TSF Information Services Corp.)
T/SF Investment Co.                                   100% (4)            Delaware - investment holding company
Transportation Information Services, Inc              100% (1)            Oklahoma-motor vehicle reports and truck
                                                                           driver employment information
Tulsa Tribune Company                                 100% (1)            Delaware - newspaper publication
                                                                           until October 1, 1992
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(1)  Owned by T/SF Investment Co.
(2)  Owned by Atwood Convention Publishing, Inc.
(3)  Owned by Transportation Information Services, Inc.
(4)  Owned by T/SF Communications Corporation.
(5)  Owned by Galaxy Registration, Inc.
(6)  Owned by Marks-Roiland Communications, Inc.
(7)  Owned by Shopper's Guide, Inc.
*    Acquired effective March 1, 1994.
**   Sold assets effective November 1, 1993.
***  Sold assets effective April 30, 1994.